EXHIBIT 99



                                  PRESS RELEASE

                  FIRST HORIZON DISMISSES ARTHUR ANDERSEN LLP AS
                            ITS INDEPENDENT AUDITORS

Alpharetta, GA--(May 31, 2002) First Horizon Pharmaceutical Corporation (NASDAQ:
FHRX) today said that its Board of Directors has dismissed its independent auditors, Arthur Andersen LLP, effective May 24, 2002.

The Company did not name a replacement firm, but indicated that it was in the process of selecting independent auditors for fiscal year 2002. This replacement of accounting firms is based on a thorough analysis of recent events regarding Arthur Andersen and is not due to any disagreement with or adverse opinions from Arthur Andersen.

         FIRST HORIZON BACKGROUND

First Horizon Pharmaceutical Corporation is a specialty pharmaceutical company that markets prescription products in four therapeutic areas: cardiology, obstetrics and gynecology, pediatrics and gastroenterology. The Company has a portfolio that includes 17 branded prescription products of which 7 are actively promoted to high-prescribing physicians through its nationwide marketing and sales force. First Horizon employs over 200 people and reported revenue of $69 million in 2001. The Company's website address is http://firsthorizonpharm.com.

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Contacts:
Karen Olsen                                            Adam Mathis
Investor Relations                                     Sr. Director of Finance & Strategic Planning
First Horizon Pharmaceutical Corporation               First Horizon Pharmaceutical Corporation
770-442-9707 ext. 1459                                 770-442-9707 ext. 1415
kolsen@horizonpharm.com                                amathis@horizonpharm.com
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